Exhibit 99.1

Ralph Izzo
Chairman, President and CEO
Public Service Enterprise Group Incorporated
Remarks
Annual Meeting of Stockholders
April 15, 2008

I am delighted to report to you on the condition of your company by using the same opening sentences as last year.

Our operations are solid. Our financial condition is strong. And the outlook is extremely bright.

In light of this strong position, your Board increased the common stock dividend by 10 percent in the first quarter. And it approved a two-for-one stock split at the same time.

We are proud to be one of only a handful of companies paying dividends year after year for more than a century.

While no one has a perfect crystal ball, we expect the combination of earnings growth and dividends to produce shareholder returns in the range of 10 to 13 percent not only this year and the next, but also through 2010 and 2011.

Our common stock represents an attractive choice for investors interested in consistent, double-digit total shareholder returns over the long term.

Here is how we aim to deliver these results:

It starts with operational excellence, which is the foundation for success in our business.

It is the key to maximizing the value of our existing assets, providing value to customers and keeping our promises to you, our shareholders, and all our stakeholders.

We measure results in all aspects of our operations. We compare ourselves to others and set goals, recognizing that it takes consistently high and improving performance to produce a financially strong company – one built for the long term but rewarding shareholders along the way.

In addition to getting the most from our existing assets, we continue looking for new opportunities. And we are determined to remain disciplined when investing. Our focus is on things we can do well and on markets we understand in order to grow the business.

Operational excellence, financial strength, disciplined investment – it all begins with our employees. And they have been doing their part…and then some.

I cannot say enough about their terrific work. Due largely to them, 2007 was an outstanding year – a defining year.

To briefly mention some of the year’s highlights:

Our nuclear and fossil stations produced record or near-record output.

We passed an important milestone by resuming independent operation of our Hope Creek and Salem nuclear units.

Our New Jersey utility, PSE&G, did it again…winning the Reliability One Award in the Mid-Atlantic region for the sixth consecutive year. This award goes along with two national titles PSE&G recently won as America’s most reliable electric utility.

Also, we reduced international risk and exposure by selling a number of non-core assets, thus supporting our strategic direction while improving our financial condition.

And we reinforced our reputation as a company that cares deeply about community and the environment…one that is increasingly looked to for leadership on key issues like climate change and workforce development.

Now, let’s look at our financial results: We completed 2007 with operating earnings well above what we had forecasted a year ago.

Also, we have demonstrated our commitment to you, our shareholders, by continuing to provide very attractive returns, in keeping with longstanding PSEG tradition.

Included in your folder is an illustration of our performance compared to major indices.

Our cumulative total returns over the last five years exceeded by a wide margin both the S&P 500 and our peer group of S&P Utilities. (The same is true over the last ten years.)

Our stock price increased nearly 50 percent in 2007, and despite giving up some ground recently, we are still well ahead.

Our main earnings drivers are PSEG Power and PSE&G.

PSEG Power is our large merchant generation business with 13,300 megawatts of capacity in attractive markets.

  Our nuclear fleet has never been more important as a key source of clean, low-cost energy for New Jersey and surrounding areas. In 2007, our nuclear fleet achieved a capacity factor of about 92 percent.

  With a capacity uprate and other improvements we’re making, we expect to have another 140 megawatts of clean nuclear generation available this summer.

  Our fossil units produced a record amount of electricity in 2007, and are looking to improve further by adopting the operational excellence model that guides our nuclear operations.

  Also to ensure the future success of our fossil units, we are making substantial investments in advanced emissions control technology and other systems to improve reliability.

Turning to PSE&G, our utility,…

It has continued to build on its outstanding reputation for safe, reliable performance with our customers and regulators alike.

The men and women of PSE&G have a proud tradition of rising to the occasion. They did it again in early March when powerful storms, with winds up to 70 miles an hour, struck New Jersey.

Our electric delivery crews – with help from employees in many departments – safely restored power to nearly 200,000 customers. Most were restored quickly, despite large numbers of downed power lines and uprooted trees. It was another example of PSE&G to the rescue.

But we are not resting on our laurels. I will have more to say in a few minutes about our investments in necessary infrastructure upgrades and new technology to get the job done smarter and better.

At PSEG Energy Holdings, we have achieved notable success in selling international assets and reducing risk. And we have been doing this at good prices.

These asset sales, amounting to $1.6 billion over the past two years, have enabled us to achieve an improved focus on our core U.S. markets; an improved financial position; and an improved business profile for growth with manageable risk.

Overall, our accomplishments in 2007 made us stronger up and down the line.

Over the next several years, we expect to have $3 billion of discretionary cash over and above what is needed for dividends, normal capital projects plus already identified growth opportunities.

In general, our growth opportunities are in three key areas:

  The first is climate change and the need to keep improving environmental performance;

  Second, the need to upgrade critical energy infrastructure; and

  Third, the need for new energy supplies.

But as we evaluate growth opportunities down the road, if we find they are not suitable, we won’t hesitate to look at other ways to reward our shareholders.

Let’s first discuss climate change. The science is clear about global warming. Our nation needs to get serious about this threat and start dealing with it now.

Leadership on this issue is important for our business as well as society. Climate change is not only a huge challenge. It is also an opportunity to grow our business with investments in:

  energy efficiency;

  renewables like solar, wind and biomass energy, and

  clean central station power.

A week ago, we received an important approval from the New Jersey Board of Public Utilities, enabling us to begin a $100 million investment in solar energy.

Also, we recently announced a proposal to develop offshore wind energy 17 miles from the New Jersey coast.

We are working hard to obtain approval of two other initiatives:

  One involves home energy audits, programmable thermostats, insulation and lighting upgrades, all intended to help our customers save energy, lower their bills and in the process, reduce greenhouse gases.

  The second is to deploy and test advanced metering infrastructure to help customers monitor their energy use, conserve energy and lower costs during periods of peak demand.

These are pilot programs. They could be multiplied many times over. And it will take nothing less to reach New Jersey’s aggressive goals for reducing greenhouse gases.

We commend Governor Corzine for his bold leadership on this issue.

The Governor’s Office is expected to issue shortly a draft Energy Master Plan, recommending actions very similar to the approach we have been targeting.

We will continue working closely with the State to help shape the final Energy Master Plan expected to be issued later this year.

We are encouraged that New Jersey has passed legislation that recognizes the important role of utilities in promoting a sustainable energy future.

Our employees have long been dedicated to universal access to electricity and gas, and are just as dedicated to universal access to energy efficiency and renewable energy.

This new task is a natural for us.

There is another important factor positioning us well for a green future: We have a large presence in nuclear energy, which is by far America’s largest source of electricity free of carbon emissions.

We believe nuclear energy is vital to a carbon-constrained future. We have one of the best sites in the nation for new nuclear facilities, on the same site as our Hope Creek and Salem nuclear units.

We are looking at the viability of building an additional plant there. But this is a long-term proposition with many years of permit and regulatory preparation before any final decision to proceed is made.

One final point about climate change: Tackling this issue will require a truly broad-based effort.

We are looking to set the right example by replacing our auto fleet with hybrid vehicles, doing energy audits of our own facilities and taking other energy-efficient steps.

Three of our hybrid vehicles are parked outside for you to see. Changing over our fleet to vehicles like them will reduce carbon emissions by more than 80,000 tons.

To encourage public involvement, we launched a campaign in November 2007 to give away 100,000 energy-saving compact fluorescent light bulbs at our 16 customer service centers in New Jersey.

And we are the primary sponsor of the PSEG Global Green Expo, which will take place at Liberty State Park in Jersey City later this month on April 25th, 26th and 27th.

We hope you will be able to attend. This event is for the whole family. As an incentive, we have included discounts for tickets to the Expo in your folder for the meeting.

It will have a range of fascinating exhibits about things each of us can do to make a difference in the fight against climate change.

You can find more information about the Expo on the Web at globalgreen2008.com…

Our second investment opportunity stems from the need to replace aging energy infrastructure. It must be upgraded to ensure the high standard of reliability our customers have come to expect.

PSE&G is supporting the construction of several new 500-kilovolt transmission lines that will significantly improve the long-term reliability of the electric system that serves our New Jersey customers.

While reliability is driving the need to build these lines, we also expect they will eventually ease congestion and thereby lower electric prices for our customers.

We anticipate investing $1.6 billion in transmission lines over the next five to eight years to ensure New Jersey’s energy future.

Third, but by no means least, is the opportunity to invest in new energy supply to meet growing demand.

We operate in energy markets that are among the best in the nation in providing clear price signals to encourage investment and thus produce new resources to the benefit of consumers.

Our near-term growth plans involve proposing 300 to 400 megawatts of new peaking capacity in New Jersey, and other peaking units in Connecticut.

And there is considerable potential to develop additional

generating capacity on many of our power plant sites.

Let me make it as plain and clear as possible: To New Jersey and the other markets we serve, we are ready, able and eager to make the investments and create the jobs associated with a safe, reliable, clean and sustainable energy future.

As we do so, operational excellence will remain the foundation for continued success.

In summary, we strongly believe our platform provides clear visibility for earnings growth and multiple opportunities for further expansion with manageable risk.

This meeting would not be complete without paying tribute to our employees.

The honor belongs to them for the remarkable safety progress our company has made during the last decade.

The honor belongs to them for the many awards won by our company during the past year, such as NJBIZ magazine’s New Jersey Business of the Year award.

And the honor belongs to them for countless volunteer efforts. Thanks to our employees, we continued to be the number-one utility in raising funds for the March of Dimes.

Certainly, a highlight of 2007 was their lending a helping hand at the new PSE&G Children’s Specialized Hospital in New Brunswick, New Jersey.

It was a joyous occasion for many New Jersey families when this state-of-the-art facility opened in December 2007. It was built with the help of the largest single charitable contribution in our company’s history.

Public Service is part of our formal name, but it is something more: It reflects our core identity….who we are, and what our many constituents have come to expect from us.

In closing, I want to stress our continued dedication to you, our shareholders, who have put your trust in us. We will continue striving to the best of our ability to warrant your confidence.